Exhibit 99.1

 ClearOne, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

- Full Year 2024 Operating Expenses decreased 9.8% vs prior year -

- Q4 Revenue and Q4 Gross Margin increased 18.1% and 44.8%, respectively, vs. prior quarter -

SALT LAKE CITY, UTAH – March 31, 2025 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three- and twelve-month periods ended December 31, 2024.

“Throughout the fourth quarter, we maintained efforts to expand and accelerate shipments of our award-winning communication solutions, all while driving a leaner, more efficient cost structure,” said Derek Graham, CEO of ClearOne. We delivered strong momentum in the fourth quarter of 2024 with revenue increasing 18.1% sequentially compared to Q3 2024. Gross margins also improved meaningfully, rising 44.8% from the prior quarter, reflecting continued operational discipline. For the full year 2024, we reduced operating expenses by 9.8% year-over-year, underscoring our commitment to cost optimization and financial efficiency. We closed 2024 with a solid liquidity position, ending the year with over $1.4 million in cash and cash equivalents, and no secured debt.”

Our full-year top-line performance reflects slower order flow compared to the previous year, which we believe stems from the cumulative impact of past production shortages. We have also faced sales headwinds from our products’ lack of Microsoft Teams certification, despite their longtime functional compatibility with this platform. Our work through early 2025 has focused on mitigating these impacts through introduction of new products that meet the needs of an evolving communication environment, maintaining consistent dialogues, product demonstrations, and feedback cycles with customers and distributors, and improving our visibility at key industry events.

Operational Highlights

•	Debuted DIALOG® 20 USB 2-Channel Wireless Microphone at ISE 2024, enabling users to enhance hybrid meetings with local sound reinforcement and less than four milliseconds of audio latency. The DIALOG® UVHF Microphone System also received AV Technology Magazine’s Best in Show Award.
•	Exhibited and demonstrated the Company’s complete portfolio of audio conferencing, visual collaboration, BYOD collaboration, professional microphones, network management and AV networking solutions at ISE 2024, including the new DIALOG® 20 USB 2-Channel Wireless Microphone, BMA 360D, Versa® USB22D Dante Adapter, DIALOG® UVHF Microphone System, and Versa® UCS2100 Collaboration Switcher Kit.
•	Showcased the Company’s industry-leading line of collaboration and conferencing solutions at the US InfoComm Expo 2024. During the exhibit, the Company demonstrated a variety of solutions that enhance BYOD collaboration, transforming any room into a user-friendly BYOD space.
•	Announced a special one-time cash dividend of $0.50 per share of ClearOne common stock in March 2024, reflecting the Company’s robust balance sheet and commitment to its shareholders.

“As we drive additional momentum for our audio and visual communication solutions, we are also focused on improving our products’ overall interoperability, ease of use, and global presence. Our newest microphone solutions can be integrated with DSPs from both our own product suite and those of separate third-party manufacturers, offering greater flexibility for customers and prospects. From an international standpoint, we are seeking to expand our footprint in several key regions—such as the Middle East and India—in which we have seen particular sales strength and increased reception to our products. We are evaluating further sales, marketing, and related investments in these geographies to optimize our team for capitalizing on this increasing demand.

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“Moving further into 2025, we are committed to optimizing our cost structure driving product innovation, and solidifying ClearOne as a preferred partner for current and prospective customers. In conjunction with working to ramp shipments for the BMA 360D and DIALOG® UVHF, we are focused on improving customer experiences within our partner network to support additional customer growth and retention. With a robust balance sheet and improving product demand, we believe ClearOne is well-positioned to drive towards future growth as we work to achieve profitability and expand our market share.”

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q4 2024 revenue was $3.0 million, compared to $4.2 million in Q4 2023 and $2.5 million in Q3 2024. The year-over-year decrease was driven by lower demand for the Company’s microphone products and the cumulative impact of past product shortages. The sequential improvement was primarily due to increased shipments of the Company’s video products and wireless microphones.

●	GAAP gross profit in Q4 2024 was $0.9 million, compared to $1.6 million in Q4 2023 and $0.6 million in Q3 2024. GAAP gross profit margin was 30% in Q4 2024, compared to 38% in Q4 2023 and 24% in Q3 2024. Gross profit margin improved by approximately 6% sequentially, due to improving margins in the wireless products and decreased approximately 8% year-over-year from writing off some aged inventory due to obsolescence.

●	Operating expenses in Q4 2024 were $2.9 million, compared to $3.3 million in Q4 2023 and $2.8 million in Q3 2024. Non-GAAP operating expenses in Q4 2024 were $2.8 million compared to $2.7 million in Q3 2024 and $3.2 million in Q4 2023. The sequential increase was due to increase in legal fees and accounting charges, and the year-over-year decrease in non-GAAP operating expenses was mainly due to the continued benefits of the cost-cutting measures initiated in 2024.

●	GAAP net loss in Q4 2024 was $(2.2) million, or $(0.09) per share, compared to a net income of $2.6 million, or $0.11 per share, in Q4 2023 and a net loss of $(2.1) million, or $(0.09) per share, in Q3 2024. The sequential improvement in net income was primarily due to the increase in revenue. The year-over-year decline was largely due to the recognition of a gain of $4.0 million from a patent cross license agreement completed in Q4 2023.

●	Non-GAAP net loss in Q4 2024 was $(2.1) million, or $(0.09) per share, compared to a Non-GAAP net loss of $(1.2) million, or $(0.05) per share, in Q4 2023 and a Non-GAAP net loss of $(2.0) million, or $(0.08) per share, in Q3 2024. Net loss was flat sequentially, while the year-over-year increase in net loss was driven by a decrease in gross margin of $(1.2) million partially offset by a decrease in operating expenses of $0.3 million.

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($ in 000, except per share)	Three months ended December 31,			Year ended December 31,
	2024	2023	Change in % Favorable/(Adverse)	2024	2023	Change in % Favorable/(Adverse)
GAAP
Revenue	$2,956	$4,154	(29)	$11,386	$18,704	(39)
Gross profit	886	1,578	(44)	2,629	6,357	(59)
Operating expenses	2,907	3,317	12	11,840	13,129	10
Operating loss	(2,021)	(1,739)	(16)	(9,211)	(6,772)	(36)
Net income (loss)	(2,203)	2,642	(183)	(8,983)	(560)	(1,504)
Diluted income (loss) per share	(0.09)	0.11	(182)	(0.37)	(0.02)	(1,750)
Non-GAAP
Non-GAAP operating expenses	2,831	3,162	10	11,489	12,511	8
Non-GAAP operating loss	(1,943)	(1,581)	(23)	(8,853)	(6,146)	(44)
Non-GAAP net income (loss)	(2,125)	(1,200)	(77)	(8,625)	(5,284)	(63)
Non-GAAP Adjusted EBITDA	(1,940)	(680)	(185)	(8,244)	(4,075)	(102)
Non-GAAP diluted income (loss) per share	(0.09)	(0.05)	(80)	(0.36)	(0.22)	(64)

Balance Sheet Highlights

As of December 31, 2024, cash, cash equivalents and investments were $1.4 million, as compared with $21.3 million as of December 31, 2023.

The Company’s 2023 year-end cash balance also reflects a $6.4 million income tax refund, which was reported as a receivable on the balance sheet as of September 30, 2023. Subsequent to the fourth quarter of 2023, the Company received an additional $4.0 million in cash related to a non-exclusive patent cross-licensing agreement that was finalized and disclosed in December 2023.

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About ClearOne

ClearOne is a global market leader enabling conferencing, collaboration, and network streaming solutions. The performance and simplicity of its advanced, comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value and the possible outcomes of litigation, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the Company’s annual report on Form 10-K for the year ended December 31, 2024 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

Contact:

Derek Graham
801-303-3425

investor_relations@clearone.com

http://investors.clearone.com

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 CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,417	$17,835
Marketable securities	—	3,480
Legal settlement receivable	—	4,000
Receivables, net of allowance for doubtful accounts of $405	2,208	3,279
Inventories, net	11,224	10,625
Income tax receivable	10	36
Prepaid expenses and other assets	3,894	4,062
Total current assets	18,753	43,317
Long-term marketable securities	—	916
Long-term inventories, net	4,920	3,143
Property and equipment, net	500	530
Operating lease - right of use assets, net	750	990
Intangibles, net	1,539	1,689
Other assets	82	109
Total assets	$26,544	$50,694
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,804	$1,945
Accrued liabilities	1,724	2,290
Deferred product revenue	17	30
Total current liabilities	3,545	4,265
Operating lease liability, net of current	514	665
Other long-term liabilities	1,154	1,079
Total liabilities	5,213	6,009

Shareholders’ equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,992,995 and 23,958,194 shares issued and outstanding, respectively	24	24
Additional paid-in capital	31,672	46,047
Accumulated other comprehensive loss	(306)	(310)
Accumulated deficit	(10,059)	(1,076)
Total shareholders’ equity	21,331	44,685
Total liabilities and shareholders’ equity	$26,544	$50,694

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Dollars in thousands, except per share amounts)

	Year ended December 31,
	2024	2023
Revenue	$11,386	$18,704
Cost of goods sold	8,757	12,347
Gross profit	2,629	6,357

Operating expenses:
Sales and marketing	4,565	4,897
Research and product development	3,299	3,671
General and administrative	3,976	4,561
Total operating expenses	11,840	13,129

Operating loss	(9,211)	(6,772)
Interest expense	228	(537)
Other income, net	155	7,183
Income (loss) before income taxes	(8,828)	(126)
Provision for (benefit from) income taxes	155	434
Net income (loss)	$(8,983)	$(560)

Basic income (loss) per common share	$(0.37)	$(0.02)
Diluted income (loss) per common share	$(0.37)	$(0.02)

Basic weighted average shares outstanding	23,992,995	23,958,184
Diluted weighted average shares outstanding	23,992,995	23,958,184

Comprehensive income (loss):
Net income (loss)	$(8,983)	$(560)
Other comprehensive income (loss):
Unrealized loss on available-for-sale securities, net of tax	17	(15)
Change in foreign currency translation adjustment	(13)	(7)
Comprehensive income (loss)	$(8,979)	$(582)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
GAAP operating loss	$(2,021)	$(1,739)	$(9,211)	$(6,772)
Stock-based compensation	27	29	98	109
Amortization of intangibles	51	129	260	517
Non-GAAP operating loss	$(1,943)	$(1,581)	$(8,853)	$(6,146)

GAAP net income (loss)	$(2,203)	$2,642	$(8,983)	$(560)
Stock-based compensation	27	29	98	109
Amortization of intangibles	51	129	260	517
Other income adjustment	—	(4,000)	—	(5,350)
Non-GAAP net income (loss)	$(2,125)	$(1,200)	$(8,625)	$(5,284)

GAAP net income (loss)	$(2,203)	$2,642	$(8,983)	$(560)
Number of shares used in computing GAAP diluted income (loss) per share	23,969,148	23,960,776	23,992,995	23,958,184
GAAP diluted income (loss) per share	$(0.09)	$0.11	$(0.37)	$(0.02)
Non-GAAP net income (loss)	$(2,125)	$(1,200)	$(8,625)	$(5,284)
Number of shares used in computing Non-GAAP diluted income (loss) per share	23,969,148	23,960,776	23,992,995	23,958,184
Non-GAAP diluted income (loss) per share	$(0.09)	$(0.05)	$(0.36)	$(0.22)

GAAP net income (loss)	$(2,203)	$2,642	$(8,983)	$(560)
Stock-based compensation	27	29	98	109
Interest expense	—	68	—	537
Depreciation	59	64	226	238
Amortization of intangibles	51	129	260	517
Other income adjustment	—	(4,000)	—	(5,350)
Provision for (benefit from) income taxes	126	388	155	434
Non-GAAP Adjusted EBITDA	$(1,940)	$(680)	$(8,244)	$(4,075)

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